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                        STOCK PLEDGE AND ESCROW AGREEMENT



         THIS STOCK PLEDGE AND ESCROW AGREEMENT (this "Agreement") is made and entered into as of June 15, 1998, by BYRON PREISS (the "Pledgor") in favor of SECURITIES MANAGEMENT, INC., (the "Pledgee") and KANE KESSLER, P.C. (the "Escrow Agent") which term shall include any successor escrow agent appointed pursuant to Section 8.

                              W I T N E S S E T H :

         WHEREAS, concurrently herewith the Pledgee is loaning to Byron Preiss Multimedia Company, Inc. (the "Borrower") $500,000 pursuant to the 11% Secured Promissory Note Agreement between the Borrower and the Pledgee of even date herewith (as the same may be amended, modified, supplemented or restated from time to time, hereinafter the "Note Agreement") and the related promissory note (the "Note"); and

         WHEREAS, the Pledgor is the Chief Executive Officer, Chairman of the Board and a major stockholder of the Borrower;

         WHEREAS, it is a condition precedent to the effectiveness of the Note that the Pledgor shall have executed this Agreement and made the pledge in favor of the Pledgee of 600,000 shares of the Borrower's common stock, $.01 par value ("Common Stock") and deliver such shares to the Escrow Agent as contemplated hereby (the "Pledged Stock").

         WHEREAS, the Pledgor will materially benefit from the loan to be made to the Borrower under the Note Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

         1. Pledge of Stock; Other Collateral.

                  (a) As collateral security for the payment and performance of all debts, obligations or liabilities now or hereafter existing, absolute or contingent, of the Borrower's obligations under the Note Agreement and the Note (the "Secured Obligations"), the Pledgor hereby pledges and collaterally assigns and delivers to the Escrow Agent certificates evidencing all the Pledged Stock accompanied by stock powers therefor, duly endorsed in blank. The term "Pledged Stock" as used herein means all of the following:

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                           (A) all cash, securities, dividends, rights, and
other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Stock; and

                           (B) all other property hereafter delivered to the
Pledgee in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such property and all cash, securities, interest, dividends, rights, and other property at any time and from time to time declared or distributed in respect of or in exchange for any or all of the Pledged Stock.

                           (C) all proceeds of any of the foregoing (including,
without limitation, proceeds constituting any property of the types described above).

All such Pledged Stock, certificates, instruments, cash, securities, interest, dividends, rights and other property referred to in this Section 1, are herein collectively referred to as the "Collateral."

         2. Appointment of Escrow Agent and Escrow Fund. The Escrow Agent is hereby appointed to act as escrow agent hereunder and the Escrow Agent agrees to act as such, pursuant to the terms hereinafter set forth herein. The Escrow Agent shall hold the Pledged Stock and is authorized to establish any bank account to hold the Collateral (the "Escrow Fund").

         3. Release of the Pledged Stock.

         The Escrow Agent shall continue to hold the Collateral in its possession until authorized hereunder to distribute the Escrow Fund, or any specified portion thereof, as follows:

                  (a) The Escrow Agent is authorized to release 30,000 shares of the Pledged Stock for every multiple of $25,000 delivered by or on behalf of the Borrower to the Pledgee The Borrower or the Pledgor shall notify the Pledgee and the Escrow Agent of the amount of funds paid to Pledgee, and the date of payment of such funds. Unless the Pledgee shall, or on before the fifth day following its receipt of the notice from the Borrower or the Pledgor deliver notice to the Escrow Agent given in good faith that the payment specified in the Borrower's or Pledgor notice has not been received, the Escrow Agent shall promptly release from escrow and deliver to Pledgor the appropriate number of shares of Pledged Stock. In the event that any adjustment has been made to the number of shares of Pledged Stock pursuant to Section 6, or should the Pledged Stock be converted into some other form of Collateral other than the Borrower's Common Stock, the Escrow Agent shall in the exercise of its reasonable judgment, determine the number of shares or amount of other Collateral to be released in exchange for the funds deposited, and such a determination shall be final, conclusive and binding on the parties hereto.



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                  (b) Upon receipt by the Escrow Agent of the joint written
instructions of the Pledgor and the Pledgee, the Escrow Agent shall follow the instructions without any responsibility to determine whether such instructions comply with the provisions of this Agreement.

                  (c) As set forth in a final order, decree or judgment of a court of competent jurisdiction in the United States of America served upon the Escrow Agent (a "Final Decree"); or

                  (d) As provided in Section 8 hereof relating to termination and resignation of the Escrow Agent.

         4. Default.

                  (a) In the event of any default under the Borrower's obligations under the Note Agreement or Note, which default has not been cured by the Borrower within the applicably grace period, if any, the Pledgee shall notify the Escrow Agent in writing, with a copy of such notice to the Pledgor. On the 180th day following receipt of such notice, the Escrow Agent shall, upon the delivery by the Pledgee of the Note to the Pledgor, assigning all of the Pledgee's rights and security interest thereunder to the Pledgor, deliver the Collateral then held by the Escrow Agent to the Pledgee, who shall be entitled to exercise all rights and remedies of a secured party under the Uniform Commercial Code of New York with respect to the Collateral, whereupon this Escrow Agreement and the Escrow Agent's obligations hereunder shall terminate.

                  (b) Notwithstanding the foregoing, in the event the Escrow Agent shall receive written notice from the Pledgor, given in good faith, that the Borrower is not in default under the Note Agreement or the Note, which notice must be received by the Escrow Agent on or before the tenth (10th) day following the date on which the Escrow Agent received Pledgee's notice of default, the Escrow Agent shall take no action with respect to the Pledged Stock or other Collateral it is holding hereunder unless and until it has received an order of a court of competent jurisdiction directing its disposition of such Pledged Stock and other Collateral or written direction duly executed by the Pledgor and Pledgee.

                  (c) The release of Pledged Stock from escrow pursuant to
Section 3(a), shall be permitted during any 180 day period pursuant to Section 4(a) above.

         5. Dividends and Voting Rights.

                  (a) All dividends and other distributions (whether in securities, cash or


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otherwise) with respect to any of the Pledged Stock shall be subject to the pledge hereunder and become part of the Collateral. All dividends shall be promptly delivered to the Escrow Agent (together, if the Pledgee shall request, with stock powers or instruments of assignment duly executed in blank affixed to any capital stock or other negotiable document or instrument so distributed) to be held, released or disposed of by it hereunder.

                  (b) Unless and until the Collateral is delivered to the Pledgee in accordance with Paragraph 4(a) of this Agreement, the registration of the Collateral in the name of Pledgor shall not be changed and the Pledgor shall retain and be entitled to exercise all voting and other consensual rights and powers pertaining to the Collateral for all purposes not inconsistent with the terms hereof.

                  (c) Upon delivery of the Collateral to Pledgee pursuant to Paragraph 4(a) of this Agreement, at the option of the Pledgee, all rights of the Pledgor to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to subsection (b) above shall cease and the Pledgee may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Pledgee or its nominee or agent and exercise such voting or consensual rights and powers as appertain to ownership of such Collateral. The Pledgor hereby agrees to provide Pledgor such further documents as the Pledgee may reasonably request to effectuate such registration and transfer of the Collateral; provided, however, that the Pledgee in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

         6. Adjustments of Capital Stock; Warrants and Options.

                  (a) In the event that during the term of this Agreement any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Borrower or if new, substituted and additional shares or other securities are issued to Pledgor by reason of any such change or acquisition against, in substitution for or in addition to the Common Stock pledged hereunder, such distributions shall be delivered by the Pledgor to the Escrow Agent or the Pledgee, as the case may be and shall be deemed to be part of the "Collateral" under the terms of this Agreement in the same manner as the shares of stock originally pledged hereunder.

                  (b) In the event that during the term of this Agreement subscription warrants or other rights or options shall be issued in connection with the Collateral, all such stock warrants, rights and options shall forthwith be assigned and transferred to the Escrow Agent or to the Pledgee, as the case may be, by the Pledgor, and said stock warrants, rights and options shall be, and, if exercised by the Pledgor, pledged by the Pledgor to the Pledgee to be held as, and shall be deemed to be part of, the Collateral under the terms of this Agreement in the same manner as the shares of Pledged Stock originally pledged hereunder.



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         7. Termination of Escrow. This Agreement may be terminated at any time by and upon (i) payment in full of the Note by the Borrower; (ii) an order or decree of a court of competent jurisdiction and (iii) the receipt by the Escrow Agent of written notice of termination executed by the Pledgor and the Pledgee, directing the distribution of all the Collateral then held by the Escrow Agent. In the event that a dispute arises in connection with the release of the Collateral, the Escrow Agent shall have the sole and absolute right to resign in accordance with the provisions of Section 8(b) hereof. In addition, this Agreement shall automatically terminate if and when all the Collateral shall have been distributed by the Escrow Agent in accordance with the terms of this Agreement.

         8. The Escrow Agent.

                  (a) Obligations.

                           (i) The obligations of the Escrow Agent are those specifically provided in this Agreement and no other, and the Escrow Agent shall have no liability under, and no duty to inquire into the terms and provisions, of any agreement between the parties hereto. The Escrow Agent is acting hereunder as an accommodation to the parties hereto. The duties of the Escrow Agent are purely ministerial in nature, and it shall not incur any liability whatsoever, except for willful misconduct or gross negligence. The Escrow Agent may consult with counsel of its choice (which may be a member of its own firm), and shall by fully protected and not be liable for following the advice of such counsel.

                           (ii) The Escrow Agent shall not have any responsibility for the genuineness or validity of any document or other item deposited with it or of any signature thereon or for the identity, authority or right of any person executing or depositing the same and shall not have any liability for acting in accordance with any written instructions or certificates given to it hereunder signed by the proper parties.



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                  (b) Resignation and Removal. The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving at least thirty
(30) days' prior written notice of such resignation to the Pledgor and the Pledgee and specifying a date upon which such resignation shall take effect. Upon receipt of such notice, a successor escrow agent shall jointly be appointed by the Pledgee and the Pledgor, such successor escrow agent to become the Escrow Agent hereunder on the resignation date specified in such notice. If no successor Escrow Agent is appointed prior to the date specified, the Escrow Agent shall have the right at any time to deposit the Collateral with a court of competent jurisdiction and the Escrow Agent shall have no further obligation with respect thereto or pursuant to this Agreement. The Pledgee and the Pledgor, acting jointly, may at any time substitute a new escrow agent by giving ten (10) days' notice thereof to the Escrow Agent then acting and paying all fees and expenses of such Escrow Agent.

                  (c) Indemnification. The Pledgor and the Pledgee shall jointly and severally, hold the Escrow Agent harmless from and against and indemnify the Escrow Agent for any loss, liability, expense (including reasonable attorneys' fees and expenses either paid to retained attorneys or amounts representing the fair value of legal services rendered to itself), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, except for any of the foregoing arising out of the gross negligence or willful misconduct of the Escrow Agent. The foregoing indemnities in this Section 8(c) shall survive the resignation or substitution of the Escrow Agent and the termination of this Agreement.

                  (d) Fees and Expenses of the Escrow Agent. The Escrow Agent shall receive its usual and customary fees for its services rendered pursuant to this Agreement. The Escrow Agent shall be promptly paid and/or reimbursed out of the Escrow Fund or, if the Escrow Fund shall be insufficient, jointly and severally by the Pledgee and Pledgor, for reasonable fees and expenses incurred by the Escrow Agent in the performance of services pursuant to this Agreement including, but not limited to legal fees, including all fees and expenses incurred in connection with its resignation pursuant to Section 8(b).

                  (e) Waiver of Conflicts. The parties hereto hereby expressly agree, acknowledge and consent that the Escrow Agent has served as legal counsel for the Borrower and the Pledgor and shall be permitted to provide legal counsel to any and all parties to this Agreement, in the future, notwithstanding the agreements set forth herein including, without limitation, any controversy or dispute arising out of this Agreement and waive any claims of conflict of interest relating thereto.



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         9. Disputes.

                  (a) If any dispute should arise with respect to the payment and/or ownership or right of possession of the Collateral, or should the Escrow Agent, in its sole judgement, receive conflicting instructions from the Pledgor and the Pledgee (other than as contemplated in Section 4(b) hereof), the Escrow Agent is authorized and directed to retain in its possession, without liability to anyone, all or any portion of the Collateral until such dispute shall have been settled either by agreement of the parties concerned by delivery of written directions signed by the Pledgor and Pledgee to the Escrow Agent or by a final decree of a court of competent jurisdiction served upon the Escrow Agent, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

                  (b) The Pledgor and the Pledgee shall each bear all of their own fees and expenses incurred by them in resolving any dispute arising under this Agreement. Any costs incurred by the Escrow Agent in connection with any dispute arising under this Agreement may be deducted by the Escrow Agent directly from the Collateral. If the Collateral shall be inadequate to cover such fees and expenses, Pledgor and the Pledgee shall jointly and severally reimburse the Escrow Agent for any costs incurred in the performance of its duties hereunder.

         10. Notices. All notices or other communications which are required or permitted to be given hereunder shall be in writing and shall personally be delivered, sent by certified mail, return receipt requested, or sent by a nationally-recognized overnight courier, to the other parties as follows:

                  (a) To the Pledgee:

                      Byron Preiss
                      c/o Byron Preiss Multimedia Company, Inc.
                      24 West 25th Street
                      New York, New York  10010

                  with a copy to:

                      Kane Kessler, P.C.
                      1350 Avenue of the Americas, 26th Floor
                      New York, New York 10019
                      Telecopy: (212) 245-3009
                      Attn: Robert L. Lawrence, Esq.



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                  (b) To the Pledgor:

                      Securities Management, Inc.
                      54 Brook Mews
                      Mayfair, London W1Y 1LE
                      England

                  with a copy to:

                      Baratta & Goldstein
                      597 Fifth Avenue
                      New York, New York 10017
                      Attn:  Joseph P. Baratta, Esq.

                  (c) To the Escrow Agent:

                      If to the Escrow Agent, to:

                      Kane Kessler, P.C.
                      1350 Avenue of the Americas
                      New York, New York  10019
                      Attention:  Robert L. Lawrence, Esq.
                      Telecopier:  (212) 245-3009

or to such other addresses as the party to whom notice is to be given may have furnished to the other parties in writing. Any such communication shall be deemed to have been given when (i) delivered, if personally delivered, (ii) 3 days after the mailing, if sent by mail, and (iii) on the business day after dispatch, if sent by nationally-recognized overnight courier.

         11. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         12. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of laws thereunder. This Agreement shall be subject to the exclusive jurisdiction of the courts located in New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and the parties irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes


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among the parties relating to this Agreement or the transactions contemplated hereby. The parties hereto irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocable waive any claim that any suit, action or proceeding brought in New York County, New York has been brought in an inconvenient forum.

         13. Assignment. The undersigned acknowledges that the Pledgee may assign, transfer or sell all or a portion of its rights and interests to and under the Note to one or more Persons as provided in the Note Agreement and that such persons shall thereupon become vested with all of the rights and benefits of the Pledgee in respect hereof as to all or that portion of the Note which is so assigned, transferred or sold.

         14. Modification. This Agreement shall not be altered or otherwise amended, except pursuant to an instrument in writing signed by each of the parties hereto.

         15. Descriptive Headings. The descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or constructing of any provision of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                           /s/ Byron Preiss
                           ---------------------------
                           Byron Preiss


                           SECURITIES MANAGEMENT, INC.

                           By: /s/ Securities Management, Inc.
                              --------------------------------
                              Name: Securities Management, Inc.
                              Title:


                           KANE KESSLER, P.C., as escrow agent



                           By: /s/  Kane Kessler, P.C.
                              ------------------------
                              Name: Kane Kessler, P.C.
                              Title: